UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-13545	94-3281941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

(415) 394-9000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on May 4, 2016, our stockholders approved by requisite vote the proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in further detail in our Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 13, 2016.

1.	Elect ten directors to our board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hamid R. Moghadam	438,001,809	3,532,014	19,848,738	14,157,455
George L. Fotiades	450,000,398	11,332,290	49,873	14,157,455
Christine N. Garvey	458,956,409	1,087,231	1,338,921	14,157,455
Lydia H. Kennard	436,084,585	23,956,680	1,341,296	14,157,455
J. Michael Losh	449,840,360	11,481,600	60,601	14,157,455
Irving F. Lyons III	461,190,015	141,072	51,474	14,157,455
David P. O’Connor	456,575,418	4,754,766	52,377	14,157,455
Jeffrey L. Skelton	455,417,689	4,622,052	1,342,820	14,157,455
Carl B. Webb	460,901,379	429,927	51,255	14,157,455
William D. Zollars	448,862,211	11,174,610	1,345,740	14,157,455

2.	Advisory vote to approve our executive compensation for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
432,619,261	20,479,350	8,283,950	14,157,455

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
474,288,166	1,199,690	52,160	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: May 6, 2016	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	SVP, Associate General Counsel and Assistant Secretary